EXHIBIT 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

   (A)  Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                      QUARTERS ENDED JUNE 29, 1995 AND JUNE 30, 1994

                                                                              WEIGHTED
                                SHARES OF   NUMBER OF DAYS    NUMBER OF       SHARES
                              COMMON STOCK    OUTSTANDING     SHARE DAYS    OUTSTANDING
                              ------------  --------------    ----------    -----------
Quarter Ended June 29, 1995
- - ---------------------------
March 31 - June 29             6,299,071          91          573,215,451
Shares Issued                      7,843        Various           390,235
                               ---------                      -----------
                               6,306,914                      573,605,686     6,303,359
                               =========                      ===========     =========

Quarter Ended June 30, 1994
- - ----------------------------
April 1 - June 30              6,913,249          91          629,105,687
Treasury Stock Purchase       (  105,906)         91         (  9,637,446)
Shares Issued                     12,877        Various           592,587
                               ---------                      -----------
                               6,820,220                      620,060,828     6,813,855
                               =========                      ===========     =========

                   THREE QUARTERS ENDED JUNE 29, 1995 AND JUNE 30, 1994

                                                                               WEIGHTED
                                SHARES OF   NUMBER OF DAYS    NUMBER OF         SHARES
                              COMMON STOCK    OUTSTANDING     SHARE DAYS     OUTSTANDING
                              ------------  --------------    ----------     -----------
Period Ended June 29, 1995
- - ---------------------------
October 1 - June 29            6,274,260          272       1,706,598,808
Shares Issued                     32,654        Various         4,593,219
                               ---------                    -------------
                               6,306,914                    1,711,192,027     6,291,147
                               =========                    =============     =========

Period Ended June 30, 1994
- - --------------------------
October 1 - June 30            6,881,449          273       1,878,635,481
Treasury Stock Purchase       (  105,906)          91      (    9,637,446)
Shares Issued                     44,677        Various         6,785,176
                               ---------                    -------------
                               6,820,220                    1,875,783,211     6,871,001
                               =========                    =============     =========

                                            -1-


   (B)  Computation of Earnings per Share:

        Computation of earnings per share is net earnings divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                    QUARTER ENDED                THREE QUARTERS ENDED
                               June 29,        June 30,         June 29,       June 30,
                                 1995            1994             1995           1994
                              ----------      ----------       ----------     ----------
Net Earnings                  $  793,208      $  693,930       $2,697,971     $2,379,639

Weighted average number of
shares of common stock
outstanding                    6,303,359       6,813,855        6,291,147      6,871,001

Earnings Per Share            $     0.13      $     0.10       $     0.43     $     0.35





































                                            -2-